UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 2, 2021

Home Point Capital Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39964	90-1116426
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2211 Old Earhart Road, Suite 250
Ann Arbor, Michigan 48105
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (888) 616-6866

Not applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8−K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a−12 under the Exchange Act (17 CFR 240.14a−12)

☐	Pre−commencement communications pursuant to Rule 14d−2(b) under the Exchange Act (17 CFR 240.14d−2(b))

☐	Pre−commencement communications pursuant to Rule 13e−4(c) under the Exchange Act (17 CFR 240.13e− 4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.0000000072 per share	HMPT	The Nasdaq Stock Market LLC (The Nasdaq Global Select Market)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01Other Events.
On September 2, 2021 (the “Sale Date”), Home Point Financial Corporation, as seller (“HPF”), a wholly owned subsidiary of Home Point Capital Inc. (the “Company”), completed the sale of servicing rights relating to certain single family mortgage loans (“MSRs”) serviced for the Government National Mortgage Association (“Ginnie Mae”) with an aggregate unpaid principle balance of approximately $10.8 billion (the “Servicing Rights”) to Freedom Mortgage Corporation (“Freedom”) pursuant to a Loan Servicing Purchase and Sale Agreement (the “Agreement”), dated August 11, 2021, between Freedom, as buyer, and HPF, as seller. The total purchase price for the Servicing Rights was approximately $122.3 million, which is subject to certain customary holdbacks and adjustments. The sale represents approximately 8.7% of HPF’s total mortgage servicing portfolio as of June 30, 2020 and approximately 40.9% percent of HPF’s total Ginnie Mae mortgage servicing portfolio as of June 30, 2020. Ginnie Mae consented to the transfer of the Servicing Rights pursuant to the Agreement.
Cautionary Note on Forward-Looking Statements
This communication contains certain “forward-looking statements,” as that term is defined in the U.S. federal securities laws, including the Private Securities Litigation Reform Act of 1995, including statements regarding potential purchase price holdbacks and adjustments. All statements other than statements of historical facts contained in this communication, including among others, statements relating to potential purchase price holdbacks and adjustments and other similar matters are forward-looking statements. Words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “could,” “would,” “will,” “may,” “can,” “continue,” “potential,” “should” and the negative of these terms or other comparable terminology often identify forward-looking statements. These forward-looking statements, which are based on currently available information, operating plans, and projections about future events and trends, are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements, including the risks discussed in Part I, Item 1A. of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, which was filed on March 12, 2021. Factors, risks, and uncertainties that could cause actual outcomes and results to be materially different from those contemplated by forward-looking statements include, among others: (1) the spread of the COVID-19 outbreak and severe disruptions in the U.S. and global economy and financial markets it has caused; (2) the dependence of HPF’s loan origination and servicing revenues on macroeconomic and U.S. residential real estate market conditions; (3) counterparty risk; (4) the requirement to make servicing advances that can be subject to delays in recovery or may not be recoverable in certain circumstances; (5) HPF’s ability to detect misconduct and fraud; (6) risks associated with higher risk loans that HPF services; (7) risks associated with HPF’s acquisition of mortgage servicing rights; and (8) the impact of HPF’s counterparties terminating HPF’s servicing rights under which HPF conducts servicing activities. Many of the important factors that will determine these results are beyond the Company’s ability to control or predict. Readers are cautioned not to put undue reliance on any forward-looking statements, which speak only as of the date of this communication. Except as otherwise required by law, the Company does not assume any obligation to publicly update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this communication or to reflect the occurrence of unanticipated events.

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOME POINT CAPITAL INC.

Date: September 8, 2021

	By:	/s/ Maria N. Fregosi

	Name:	Maria N. Fregosi
	Title:	Chief Investment Officer